Exhibit 10.16

CBFH, INC.

2014 STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Stock Option Award (the “Notice”), this Stock Option Award Agreement (this “Option Agreement”) and the 2014 Stock Option Plan (the “Plan”), CBFH, Inc., a Texas corporation (the “Company”) hereby grants the individual set forth in the Notice (the “Optionee”) an option (the “Option”) to purchase shares of the Company’s common stock. Unless otherwise specifically indicated, all terms used in this Option Agreement shall have the meaning as set forth in the Notice or the Plan.

1.                                      Grant of the Option. The principal features of the Option, including the number of Optioned Shares subject to the Option, are set forth in the Notice.

2.                                      Vesting Schedule. Subject to the Optionee’s continuous service as an Employee, the Optioned Shares shall vest in accordance with the Vesting Schedule provided in the Notice.

3.                                      Risk of Forfeiture. The Optioned Shares shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule, and/or if the Optionee fails to timely comply with Section 12(b), below. All or any portion of the Optioned Shares subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if the Optionee’s continuous status as an Employee is interrupted or terminated for any reason other than as permitted under the Plan. Additionally, and notwithstanding anything in the Notice or this Option Agreement to the contrary, the vested and unvested Optioned Shares shall be forfeited if the Optionee’s continuous service as an Employee is teminated for Cause or if the Optionee breaches (as determined by the Board) any provisions of the Notice, this Option Agreement or the Plan. Finally, both vested and unvested Options shall automatically become forfeited if the Optionee’s status as an Employee is terminated for Cause.

4.                                      Exercise of Option.

(a)                                 Right to Exercise. The Optioned Shares shall be exercisable during its term cumulatively according to the Vesting Schedule set forth above and the applicable provisions of the Plan; however, the Optioned Shares shall not be exercised for a fraction of a Share. Additionally, and notwithstanding anything in the Notice, this Option Agreement, the Plan or any other agreement to the contrary, the Optionee’s right to exercise vested Optioned Shares shall automatically expire, and the vested Optioned Shares shall automatically terminate, upon the end of the period (the “Maximum Exercise Period”) prescribed in the Notice following the earliest of these events: (i) the termination of the status of the Optionee as an Employee (except as provided below); (ii) the termination of the status of the Optionee as an Employee due to Disability; and (iii) the termination of the status of the Optionee as an Employee due to death. As provided under the Plan, and notwithstanding anything to the contrary, all Optioned Shares shall automatically expire and terminate upon the Expiration Date (as set forth in the Notice) to the extent not then exercised. Thereafter, no vested Optioned Shares may be exercised.

(b)                                 Method of Exercise. The Option shall be exercisable to the extent then vested by delivery of a written exercise notice in the form attached hereto as EXHIBIT A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee (or by the Optionee’s beneficiary or other person entitled to exercise the Option in the event of the Optionee’s death under the Plan) and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. The Option shall be deemed to be exercised as of the date (the “Exercise Date”): (i) the date the Company receives (as determined by the Administrator in its sole, but reasonable, discretion) the fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price, and (ii) all other applicable terms and conditions of this Option Agreement (including Section 10(a), below) are satisfied in the sole discretion of the Administrator.

(c)                                  Approval by Shareholders and Compliance Restrictions on Exercise. Notwithstanding any other provision of this Option Agreement to the contrary, no portion of the Option shall be exercisable at any time prior to the approval of the Plan by the shareholders of the Company. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise, including the form of consideration used to pay the Exercise Price, comply with Applicable Laws.

(d)                                 Issuance of Shares. After receiving the Exercise Notice, the Company shall cause to be issued a certificate or certificates for the Shares as to which the Option has been exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause the certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising the Option.

5.                                      Optionee’s Representations. In the event the Shares have not been registered under the Securities Act on the Exercise Date, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as EXHIBIT B, as well as any other representations necessary or appropriate, in the judgment of the Administrator, to comply with Applicable Laws.

6.                                      Market Stand-Off.

(a)                                 The Optionee agrees that the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option Agreement for a period specified by the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time commencing on and following the date of the final prospectus for the first Qualified Public Offering as may be requested by the Company or its underwriters. In no event, however, shall the Market Stand-Off period exceed 180 days following the first Qualified Public Offering. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Option Agreement until the end of the applicable Market Stand-Off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 6, and the Optionee agrees that any transferee of any the Optionee shall be bound by the provisions of this Section 6. This Section 6 shall not apply to Shares registered in the first Qualified Public Offering.

(b)                                 For purposes of this Section 6, a “Qualified Public Offering” shall mean the closing of an underwritten public offering, pursuant to an effective registration statement under the Securities Act or pursuant to a valid qualification or filing under Applicable Laws of another jurisdiction, of the Shares or other equity securities of the Company. Notwithstanding the foregoing, Qualified Public Offering shall not include a registration relating solely to employee benefit plans or to a Rule 145 transaction under the Securities Act or to similar registrations under Applicable Laws of another jurisdiction.

(c)                                  The Optionee shall execute and deliver such other agreements as may be reasonably requested by the Company or its underwriters that are consistent with this Section 6 or that are necessary to give further effect thereto. In addition, if requested by the Company or its underwriters, the Optionee shall provide, within ten (10) days of this request, such information as may be required by the Company or its underwriters in connection with the completion of the Company’s first Qualified Public Offering.

7.                                      Method of Payment. Payment of the aggregate Exercise Price shall be by cash or check, or a combination thereof, at the election of the Optionee.

8.                                      Non-Transferability of Option. The Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) in any manner otherwise than by will or by the laws of descent or distribution, shall not be subject to sale under execution, attachment, levy or similar process and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Notice, this Option Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.                                      Term of Option. The Option shall in any event expire on the Expiration Date set forth in the Notice, and may be exercised prior to the Expiration Date only in accordance with the Plan and the terms of this Option Agreement.

10.                               Tax Obligations.

(a)                                 Withholding Taxes. The Optionee shall make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining the Optionee) for the satisfaction of all U.S. Federal, state, local and non-U.S. income and employment tax withholding requirements applicable to the Option exercise. The Optionee hereby acknowledges, understands and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if the withholding amounts are not delivered at the time of exercise.

(b)                                 Notice of Disqualifying Disposition of Shares. If the Option granted to the Optionee herein is designated as an Incentive Stock Option, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of: (i) the date two years after the Date of Grant and (ii) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee hereby acknowledges and agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee in connection with the exercise of the Option.

11.                               Adjustment of Shares. In the event of any transaction described in Section 11 of the Plan, the terms of the Option (including, without limitation, the number and kind of the Optioned Shares and the Exercise Price) shall be adjusted as set forth therein. This Option Agreement shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer any part of its business or assets.

12.                               Conditions Precedent.

(a)                                 Initial Issuance. No Shares shall be issued upon the exercise of the Option unless and until the Company has determined that: (i) the Company and the Optionee have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) any other applicable provision of state or U.S. federal law or other Applicable Laws has been satisfied; (iii) the Optionee executes the Irrevocable Proxy and Power of Attorney in the form attached hereto as EXHIBIT C.

(b)                                 Initial Grant of Option. Notwithstanding anything in this Option Agreement to the contrary, all Optioned Shares shall immediately and automatically be extinguished, for no consideration, if the Optionee fails to execute and return to the Company, within 30 days from the Date of Grant, the Confidentiality and Non-Solicitation Agreement in the form attached hereto as EXHIBIT D.

13.                               No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other Applicable Laws. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Option Agreement to comply with any law.

14.                               Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on share certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other Applicable Laws.

15.                               General Provisions.

(a)                                 Notice. Any notice required by the terms of this Option Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(b)                                 Successors and Assigns. Except as provided herein to the contrary, this Option Agreement shall be binding upon and inure to the benefit of the parties to this Option Agreement, their respective successors and permitted assigns.

(c)                                  No Assignment. Except as otherwise provided in this Option Agreement, the Optionee shall not assign any of his or her rights under this Option Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Option Agreement, but no such assignment shall release the Company of any obligations pursuant to this Option Agreement.

(d)                                 Severability. The validity, legality or enforceability of the remainder of this Option Agreement shall not be affected even if one or more of the provisions of this Option Agreement shall be held to be invalid, illegal or unenforceable in any respect.

(e)                                  Administration. Any determination by the Administrator in connection with any question or issue arising under the Plan or this Option Agreement shall be final, conclusive, and binding on the Optionee, the Company, and all other persons.

(f)                                   Headings. The section headings in this Option Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Option Agreement or of any particular section.

(g)                                  Counterparts. This Option Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)                                 Entire Agreement; Governing Law. The provisions of the Plan are incorporated herein by reference. The Notice, this Option Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. The Notice and this Option Agreement are governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that State.

16.                               No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE OPTION GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

17.                               Spousal Consent. To the extent the Optionee is married, the Optionee agrees to (i) provide the Optionee’s spouse with a copy of this Option Agreement prior to its execution by the Optionee and (ii) obtain such spouse’s consent to this Option Agreement as evidenced by such spouse’s execution of the Spousal Consent attached hereto as EXHIBIT E.

18.                               Venue. The Company, the Optionee and the Optionee’s assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Option Agreement or the Plan shall be brought in the United States District Court for the Eastern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Jefferson County) and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 18 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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EXHIBIT A - 2014 PLAN EXERCISE NOTICE LONG FORM

CBFH, INC.

2014 STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

Exercise Notice

CBFH, Inc.

1415 Louisiana St. 4th Floor

Houston, Texas 77002

Attention: Secretary

1.                                      Exercise of Option. Effective as of today,                                         ,                , the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase                       shares of common stock (the “Shares”) of CBFH, Inc., a Texas corporation (the “Company”), under and pursuant to the 2014 Stock Option Plan (the “Plan”) and the Stock Option Award Agreement dated                  ,                   (the “Option Agreement”). Unless otherwise defined herein, the capitalized terms in this notice of exercise (the “Exercise Notice”) shall have the meanings ascribed to those terms in the Plan and the Option Agreement.

2.                                      Delivery of Payment. The Optionee herewith delivers to the Company the full Exercise Price of the Shares with respect to which the Optionee is exercising the Option, and any and all withholding taxes due in connection with the exercise of the Option.

3.                                      Representations of the Optionee. The Optionee hereby acknowledges that the Optionee has received and read, and understands the Plan, the Notice, the Option Agreement and the Shareholders’ Agreement, and agrees to abide by and be bound by their terms and conditions.

4.                                      Rights as a Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares underlying an unexercised Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement and the Optionee has agreed (to the sole satisfaction of the Company) to be bound by the Shareholders’ Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 11 of the Plan.

5.                                      Right of First Refusal.

(a)                                 Transfer Notice. If at any time the Optionee proposes to sell, transfer, assign, encumber, hypothecate or otherwise dispose of in any way (each, a “Transfer”) all or any part of or any interest in the Shares to one or more third parties pursuant to an understanding with the third parties, then the Optionee (a “Selling Optionee”) shall first give the Company written notice of the Selling Optionee’s intention to make the Transfer (the “Transfer Notice”). The Transfer Notice shall include (i) a description of the Shares to be transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s), (iii) a certification as to the number of Shares currently owned, directly or indirectly, by the proposed transferee and its Affiliates and

(iv) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. For purposes of this Exercise Notice, “Affiliate” shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such entity. The Transfer Notice shall certify that the Selling Optionee has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer and proof satisfactory to the Company that the proposed Transfer will not violate any applicable federal or state securities laws.

(b)                                 Company’s Option. The Company and it assignee(s) shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase the Offered Shares (or any portion thereof) at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company and its assignee(s) may exercise such purchase option and, thereby, purchase all (or any portion of) the Offered Shares by notifying the Selling Optionee in writing before expiration of such thirty (30)-day period as to the number of Offered Shares that it wishes to purchase. If the Company or an assignee gives the Selling Optionee notice that it desires to purchase the Offered Shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefore. The time of scheduled closing shall be no later than thirty (30) days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplates a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 5(c) hereof, and then the scheduled closing shall be as of that later time.

(c)                                  Valuation of Property. Should the purchase price specified in any Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company and its assignee(s) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Selling Optionee and the Company or its assignee(s) cannot agree on such cash value within ten (10) days after the Company notifies the Selling Optionee of its intent to purchase the Offered Shares pursuant to Section 5(b), the valuation shall be as determined in good faith by the Administrator. If the time for the closing of the purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth (5th) business day after the valuation shall have been made pursuant to this Section 5(c).

(d)                                 Non-Exercise of Right. To the extent that any Offered Share has not been purchased pursuant to Section 5(b) hereof and the Company has determined that the proposed Transfer of the unpurchased Offered Shares to the third party transferee identified in the Transfer Notices would not constitute a Change in Control, the Company shall promptly so notify the Selling Optionee. The Selling Optionee shall have a period of thirty (30) days from receipt of such notice in which to sell such unpurchased Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice; provided, however, that the transferee shall agree in writing on a form prescribed by the Company to be bound by all provisions of this Exercise Notice, including the Shareholders’

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Agreement. In the event that the Selling Optionee does not consummate such sale or disposition within such thirty (30) day period, all rights of first refusal under this Section 5 shall restart and continue to be applicable to any disposition of the Offered Shares by the Selling Optionee until such rights lapse in accordance with the terms of this Section 5. Furthermore, the exercise or nonexercise of such rights shall not adversely affect the right of the Company and its assignee(s) to make subsequent purchases from the Selling Optionee of Shares.

(e)                                  Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5.

(f)                                   Change in Control. In the event of a Change in Control, all rights of first refusal under this Section 5 shall remain in full force and effect and shall apply to the new shares of capital received in exchange for the Shares in consummation of the Change in Control, but only to the extent the Shares are at the time covered by the rights of first refusal under this Section 5.

(g)                                  Lapse. Notwithstanding any other provision of this Section 5, any right of first refusal provided in this Section 5 shall terminate as to any Shares upon the earlier to occur of (i) a Qualified Public Offering (as defined in the Option Agreement) and (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6.                                      Company’s Repurchase Right.

(a)                                 Grant of Repurchase Right. The Company is hereby granted the right (the “Repurchase Right”), exercisable at any time (i) during the ninety (90) day period following the date the Optionee’s status as an Employee terminates (the “Termination Date”), or (ii) during the ninety (90) day period following an exercise of the Option that occurs after the Termination Date to repurchase all or any portion of the Offered Shares (the “Share Repurchase Period”).

(b)                                 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Selling Optionee of the Offered Shares prior to the expiration of the Share Repurchase Period. The notice shall indicate the number of Offered Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Share Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Selling Optionee in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) an amount equal to the Fair Market Value of the Offered Shares which are to be repurchased from the Selling Optionee as of the Termination Date. Upon such payment or deposit into escrow for the benefit

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of the Selling Optionee, the Company and/or its assigns shall become the legal and beneficial owner of the Offered Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Offered Shares being repurchased, without further action by the Selling Optionee.

(c)                                  Assignment. Whenever the Company shall have the right to buy Offered Shares under this Repurchase Right, the Company may designate and assign one or more Employees, officers, Directors or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.

(d)                                 Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Offered Shares for which it is not timely exercised. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to all Offered Shares upon the date the Company has a public market for its Shares.

(e)                                  Additional Shares or Substituted Shares. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that are by reason of such transaction distributed with respect to any Shares subject to this Section 6 or into which such Shares thereby become convertible shall immediately be subject to this Section 6. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 6.

7.                                      Drag-Along Rights.

(a)                                         Actions to be Taken. In the event that either (i) the holders of at least fifty-one percent (51%) of the then issued shares of common stock of the Company (the “Selling Investors”) or (ii) the Board of Directors of the Company (collectively, (i) and (ii) being the “Electing Holders”) approve a Change in Control in writing, and such approval specifies that this Section 7 shall apply to such Change in Control, then:

(i)                                     if such transaction requires shareholder approval, then with respect to all Shares owned by the Optionee, the Optionee hereby agrees to vote (in person, by proxy or by action by written consent, as applicable) all such Shares in favor of, and adopt, such Change in Control (together with any related amendment to the articles of incorporate or bylaws required in order to implement such Change in Control) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Change in Control;

(ii)                                  if such transaction is a sale of common stock, the Optionee hereby agrees to sell the same proportion of Shares as is being sold by the Selling Investors to the same acquirer to whom the Selling Investors propose to sell their shares of common stock, and, except as permitted below, on the same terms and conditions as the Selling Investors;

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(iii)                               the Optionee hereby agrees to execute and deliver all related documentation and take such other action in support of the Change in Control as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provisions of this Section 7, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificate duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(iv)                              the Optionee hereby agrees (except as provided in the Irrevocable Proxy and Power of Attorney attached as EXHIBIT C to the Option Agreement) not to deposit, and to cause the Optionee’s affiliates not to deposit, except as provided in this Exercise Notice, any shares of common stock of the Company owned by such party or affiliate in a voting trust or subject any shares of common stock to any arrangement or agreement with respect to the voting of such shares, unless specifically requested to do so by the acquirer in connection with the Change in Control;

(v)                                 the Optionee hereby agrees to refrain from exercising any dissenters’ rights or rights of appraisal under any applicable laws at any time with respect to such Change in Control; and

(vi)                              if the consideration to be paid in exchange for the shares of common stock of the Company pursuant to this Section 7 includes any securities and due receipt thereof by the Optionee would be required under applicable laws, then the Optionee hereby agrees to (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to the Optionee of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the U.S. Securities Act of 1933, as amended, the Company may cause to be paid to the Optionee in lieu thereof, against surrender of the shares of common stock which would have otherwise been sold by the Optionee, an amount in cash equal to the fair market value (as reasonably determined by the Board) of the securities which the Optionee would otherwise receive as of the date of the issuance of such securities in exchange for the shares of common stock.

(b)                                 Exceptions. Notwithstanding the foregoing, the Optionee shall not be required to comply with Section 7(a) in connection with any proposed Change in Control (the “Proposed Sale”) unless:

(i)                                     any representations and warranties to be made by the Optionee in connection with the Proposed Sale are limited to representations and warranties that (A) the shares of common stock which the Optionee purports to hold are free and clear of all liens and encumbrances, (B) the obligations of the Optionee in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Optionee have been duly executed by the Optionee and delivered to the acquirer and are enforceable against the Optionee in accordance with their respective terms, and (D) neither the execution and delivery of the documents to be entered into in connection with the transaction, nor the performance of the

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Optionee’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(ii)                                  the Optionee shall not be liable for the inaccuracy of any representation or warranty made by any other individual or entity in connection with the Proposed Sale, other than the Company (except to the extent that (A) funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders and (B) the inaccuracies were made by the Company in connection with the grant of the Shares under this Exercise Notice;

(iii)                               the liability for indemnification, if any, of the Optionee in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its shareholders in connection with such Proposed Sale, is several and not joint with any other individual or entity (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to the Optionee in connection with such Proposed Sale;

(iv)                              liability shall be limited to the Optionee’s applicable shares of common stock (determined based on the respective proceeds payable to each shareholder in connection with such Proposed Sale in accordance with the provisions of the Company’s Articles of Incorporation and/or Bylaws) of a negotiated aggregate indemnification amount that applies equally to all shareholders but that in no event exceeds the amount of consideration otheiwise payable to the Optionee in connection with such Proposed Sale, except with respect to claims related to fraud by the Optionee, the liability for which need not be limited as to the Optionee;

(v)                                 upon the consummation of the Proposed Sale, (A) each holder of each class or series of the Company’s shares of common stock will receive the same form of consideration for their shares of such class or series as is received by other shareholders in respect of their shares of such same class or series, and (B) each shareholder holding such shares will receive the same amount of consideration per share as is received by other shareholders in respect of their shares of such same series; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the shares of common stock, pursuant to this Section 7(b)(v) includes any securities and due receipt thereof by any shareholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the U.S. Securities Act of 1933, as amended, the Company may cause to be paid to any such shareholder in lieu thereof, against surrender of the shares, as applicable, which would have otherwise been sold by such shareholder, an amount in cash equal to the fan market value (as reasonably determined by the Board) of the securities which such shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares, as applicable; and

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(vi)                              subject to Section 7(b)(v), requiring the same form of consideration to be available to the shareholders of any single class or series of shares, if any such shareholders of any shares of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all shareholders of such shares will be given the same option; provided, however, that nothing in this Section 7(b)(vi) shall entitle any shareholder to receive any form of consideration that such shareholder would be ineligible to receive as a result of such shareholder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s shareholders.

(c)                                  Restrictions on Change in Control of the Company. No shareholder shall be a party to any sale of shares unless the Optonee is allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Formation, as amended, in effect immediately prior to the stock sale, unless the holders of at least a majority of the shares elect otherwise by written notice given to the Company at least fifteen (15) days prior to the effective date of any such transaction or series of related transactions.

8.                                      Tag-Along Rights. Pursuant to the terms of this Section 8, in the event at least fifty-one percent (51%) of the then issued shares of common stock of the Company are proposed to be Transferred by any shareholder (or group of shareholders) to one or more third parties pursuant to an understanding with the third parties, the Optionee has the right but not the obligation to participate in such Transfer of common stock (the “Tag-Along Right”). The selling shareholder (or group of shareholders) is required to provide to the Optionee a notice of such a Transfer (the “Tag-Along Notice”) subject to the same requirements as the Transfer Notice set forth in Section 5.

(a)                                 Exercise of Right. The Optionee may elect to exercise the Tag-Along Right and participate on a pro rata basis in the Transfer as set forth in Section 5 and otherwise on the same terms and conditions specified in the Tag-Along Notice. If the Optionee desires to exercise his/her Tag-Along Right, the Optionee must give the selling shareholder(s) written notice to that effect within thirty (30) days after the delivery date of the Tag-Along Notice, and upon giving such notice the Optionee shall be deemed to have effectively exercised the Tag-Along Right.

(b)                                 Shares Includable. If the Optionee timely exercises the Tag-Along Right by delivering the written notice provided for in Section 5, the Optionee may include in the Transfer all or any part of the Shares equal to the product obtained by multiplying (i) the aggregate number of shares subject to the Transfer (excluding any shares purchased by the Company pursuant to any right of first refusal agreement with the selling shareholder(s)) by (ii) a fraction, the numerator of which is the number of shares owned by the Optionee immediately before consummation of the Transfer and the denominator of which is the total number of shares owned, in the aggregate, by all shareholders immediately prior to the consummation of the Transfer, plus the number of shares of stock shares held by the selling common stock shareholder(s). To the extent one or more of the shareholders have negotiated and may exercise a similar right of participation, the number of shares of stock that the selling common stock shareholder(s) may sell in the Transfer shall be correspondingly reduced.

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(c)                                  Delivery of Certificates. The Optionee shall effect his/her participation in the Transfer by delivering to the selling shareholder(s), no later than fifteen (15) days after his/her exercise of the Tag-Along Right, one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing the number of Shares that the Optionee elects to include in the Transfer.

(d)                                 Purchase Agreement. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 8 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 8.

(e)                                  Deliveries. Each stock certificate the Optionee delivers to the selling shareholder(s) pursuant to Section 8 will be transferred to the Prospective Transferee against payment therefore in consummation of the Transfer pursuant to the terms and conditions specified in the Tag-Along Notice and the purchase and sale agreement, and the selling shareholder(s) shall concurrently therewith remit or direct payment to the Optionee the portion of the sale proceeds to which he is entitled by reason of his/her participation in such Transfer. No shareholder may sell any stock to any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Tag-Along Right from the Optionee exercising his/her Tag-Along Right hereunder, unless and until, simultaneously with such sale, such shareholder purchases all securities subject to the Tag-Along Right from the Optionee on the same terms and conditions (including the proposed purchase price) as set forth in the Tag-Along Notice.

9.                                      Tax Consultation. The Optionee hereby acknowledges that he or she understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee hereby represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

10.                               Restrictions on Transfer.

(a)                                 Legends. The Optionee hereby acknowledges that the Optionee understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or U.S. federal securities laws or other Applicable Laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE

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TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS ASSIGNEE(S), DRAG-ALONG RIGHTS, TAG-ALONG RIGHTS AND IRREVOCABLE VOTING PROXY AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, AND A SHAREHOLDERS’ AGREEMENT. A COPY OF THESE DOCUMENTS MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL, SHAREHOLDERS’ AGREEMENET, REPURCHASE RIGHTS, DRAG-ALONG RIGHTS, TAG-ALONG RIGHTS AND IRREVOCABLE VOTING PROXY ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)                                 Stop-Transfer Notices. The Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                                  Rights of the Company. The Company shall not (i) record on its books the transfer of any Shares that have been sold or transferred in contravention of this Exercise Notice or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Exercise Notice. Any Transfer of Shares not made in conformance with this Exercise Notice shall be null and void and shall not be recognized by the Company.

(d)                                 Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a certificate of shares representing Shares sold under this Exercise Notice is no longer required, the holder of the certificate shall be entitled to exchange the certificate for a certificate representing the same number of Shares but without such legend.

(e)                                  Purchase Entirely for Own Account. If the Shares have not been registered under the Securities Act as of the Exercise Date, the Optionee hereby acknowledges and agrees that the Optionee is purchasing the Shares as an investment for the Optionee’s own

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account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Optionee has no present intention of selling, granting any participation in, or otherwise distributing the same. The Optionee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(f)                                   Reliance Upon Optionee’s Representations. The Optionee understands that the Shares are not registered under the Securities Act on the ground that the issuance of Shares hereunder is exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is predicated on the Optionee’s representations set forth herein.

(g)                                  Restricted Securities. The Optionee understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In particular, the Optionee is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. The Optionee understands that such information is not now available and the Company has no present plans to make such information available.

11.                               Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and the terms and conditions of this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of this Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

12.                               Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

13.                               Governing Law. This Exercise Notice is governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that State.

14.                               Entire Agreement. The Notice, the Option Agreement and the Plan are incorporated herein by reference. This Exercise Notice, the Notice, the Option Agreement, the Plan and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, this Exercise Notice is deemed made as of the date first set forth above.

Submitted by:	Accepted by:

OPTIONEE	CBFH, INC.

Signature	By

Print Name	Title

Address:
Date Received

EXHIBIT B

CBFH, INC.

2014 STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:	CBFH, INC.

SECURITIES:	COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the Optionee represents to the Company the following:

(a)                                 The Optionee hereby acknowledges that the Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Optionee is acquiring these Securities for investment for the Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                 The Optionee hereby acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee’s investment intent as expressed herein. In this connection, the Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. The Optionee understands that the certificate evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and with any other legend required under applicable state securities laws.

(c)                                  The Optionee hereby acknowledges that the Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as this term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d)                                 The Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of the Optionee:

Date:

EXHIBIT C

CBFH, INC.

2014 STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

IRREVOCABLE PROXY AND POWER OF ATTORNEY

The undersigned (the “Optionee”) does hereby constitute and appoint the Chairperson of the Board of Directors (the “Chairperson”) of CBFH, Inc., a Texas corporation (the “Company”) and/or any other person designated by the Board of Directors (the “Board”) of the Company from time to time (collectively, the “Proxy”), as the Optionee’s true and lawful proxy and attorney-in-fact, with full power of substitution, for and in the Optionee’s name, place, and stead, to vote in accordance with the majority of Board all of the shares of common stock of the Company, now held or hereafter acquired or held by the Optionee pursuant to the CBFH, Inc. Stock Option Award Agreement (the “Option Agreement”) between the Company and the Optionee (such shares being the “Shares”), granting the Proxy complete and unlimited discretionary authority to act on the Optionee’s behalf, and appoint the Proxy as the Optionee’s agent, with respect to any matter whatsoever related to the Company (including but not limited to voting of shares as shareholders, designation of directors, executing any waivers, consents, amendments and agreements, etc.), giving the Proxy the most extended power permitted under applicable laws, and does hereby make, constitute and appoint the Proxy as the Optionee’s true and lawful proxy to sign, execute, certify, acknowledge, deliver, file and record in all necessary or appropriate places such agreements, instruments or documents as may be necessary or advisable hereunder or under the laws of any applicable jurisdiction. The Optionee further authorizes the Proxy to take any further action which the Proxy shall consider necessary or advisable in connection with any of the foregoing, hereby giving the Proxy full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as the Optionee might or could do if personally present, and hereby ratifying and confirming all that the Proxy shall lawfully do or cause to be done by virtue hereof.

Without limiting the generality of the aforesaid, and for the avoidance of doubt, the Optionee hereby grants the Proxy full right and authority, in the name of the Optionee, to take, at the Proxy’s sole discretion, all the aforesaid actions also in connection with the Initial Public Offering of the Company’s securities and/or a Change in Control of the Company (both terms as defined in the Option Agreement). Without derogating from the above, the Optionee hereby grants the Proxy full right and authority, in the name of the Optionee, to sign, execute, deliver, file and/or fill in, in any and all necessary or appropriate places, any share assignments, share certificates, and any other applicable documentation required in connection with the transfer, exchange, sale or disposition of the Shares in connection with such merger, Change in Control or Initial Public Offering.

This Proxy: (i) is made and executed in furtherance of the grant by the Company to the Optionee of restricted shares of common stock pursuant to the Option Agreement and is a condition to such grant by the Company to the Optionee; (ii) is given by the undersigned in consideration of the foregoing grant by the Company and the undersigned’s engagement by the Company as an employee to the Company; (iii) is a special proxy and power of attorney coupled with an interest and is irrevocable; (iv) shall survive the bankruptcy, death, adjudication of incompetence or insanity or dissolution of the Optionee and its transferees; and (v) shall survive the transfer of the Shares, until duly replaced by a similar proxy executed by the transferee. This Proxy replaces any proxy previously granted by the Optionee in connection with the Shares, if any.

This Proxy is intended to be effective until, and shall terminate upon, the consummation by the Company of an Initial Public Offering of its common stock or a Change in Control. This Proxy is governed by and shall be construed in accordance with the laws of the State of Texas.

OPTIONEE:

Signature:

Print Name:

Date:

EXHIBIT D — 2014 PLAN NEW AWARDS

CBFH, INC.

2014 STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

As a condition of participation in the 2014 Stock Option Plan (the “Plan”) of CBFH, Inc., a Texas corporation, (together with its subsidiaries, affiliates, successors and assigns, including, without limitation, CommunityBank of Texas N.A., all of which are hereinafter collectively referred to as the “Company”), by the employee of the Company, whose name and address appear below (“Employee”), and in consideration of the Company’s agreement to provide Employee with access to the Company’s Confidential Information and Trade Secrets (as defined below), and its agreement to grant to Employee stock options in accordance with the Plan, Employee and the Company enter into this Confidentiality and Non-Solicitation Agreement (the “Agreement”), effective as of the date signed by Employee below.

1.                                      Company’s Agreement. During the term of Employee’s employment with the Company, the Company agrees to provide to Employee: (i) with access to and the opportunity to become familiar with its Confidential Information and Trade Secrets (as defined below), which may be written, verbal or recorded by electronic, magnetic or other methods, whether or not expressly identified as “Confidential” by Company; (ii) the opportunity to develop relationships with its Customers (as defined below), their agents, employees and representatives; (iii) specialized training regarding the Company and the methods in which it conducts the Company’s Business (as defined below); and (iv) the opportunity to participate in the Plan and acquire stock options and/or stock in and to the Company.

2.                                      Confidential Information and Trade Secrets. “Confidential Information and Trade Secrets” of the Company includes, but is not limited to, the following written, electronic, oral and visual information and materials:

(i)                                     All non-public financial information of any kind pertaining to the Company, including, without limitation, information about the revenues, profit margins, profitability, pricing, income and expenses of the Company or any of its products or lines of business;

(ii)                                  Lists of, and all information about, and all communications received from, sent to or exchanged between the Company and any person or entity: (i) which has made a deposit with or obtained a loan or other extension of credit from, the Company, or to which the Company has provided any of the banking products or services which comprise any part of the Company’s Business (as defined below); or (ii) from which the Company has obtained financial or other business information in connection with a proposal or request for the Company to provide a loan, extension of credit or other banking products or services to (all of which are hereinafter collectively referred to as “Customers” and which reference includes any parent, subsidiary or affiliate of any Customer);

(iii)                               All Customer contact information, which includes information about the identity and location of individuals with decision-making authority at the Customer and the particular preferences, needs or requirements of the Customer, or such individual, with respect to any of the products or services which comprise any part of the Company’s Business, and all information about the particular needs or requirements of a Customer based on its geographical, economic or other factors;

(iv)                              Financial or personal information or any kind about Customers, including deposit, loan and transaction information or histories, and information about the costs and expenses which the Company incurs to provide products or services to its Customers, or its profit margins on any Customer’s deposits or loans;

(v)                                 The Company’s procedures, forms, methods, and systems for marketing to Customers and potential customers including all of its customer development techniques and procedures, including training and other internal manuals, forms and documents;

(vi)                              All of the Company’s business, expansion, marketing, development, financial or budgeting plans, strategies, forecasts or proposals;

(vii)                           Technical information about the Company, including all non-public information regarding the configuration or contents of any of the Company’s products or services, or any of its hardware, equipment, software, systems or other processes, or those of any of its Customers; and

(viii)                        Employee lists, phone numbers and addresses, pay rates, benefits and compensation packages, training programs and manuals, and other confidential information regarding the Company’s personnel.

(b)                                 “Company’s Business” shall mean providing banking and financial services, including accepting, maintaining and servicing deposit accounts, making loans and other extensions of credit, or entering into financing agreements of any kind.

(c)                                  Employee acknowledges that all notes, data, forms, reference and training materials, leads, memoranda, computer programs, computer print-outs, disks and the information contained in any computer, cell phone, IPad or other electronic communication or data storage device, and any other records which contain, reflect or describe any Confidential Information and Trade Secrets, belong exclusively to the Company. Upon the termination of Employee’s employment with the Company, Employee shall promptly return such materials and all copies thereof in Employee’s possession to the Company, regardless of the cause of the termination of Employee’s employment with the Company.

(d)                                 During Employee’s employment with the Company and thereafter, Employee will not: (i) copy, publish, convey, transfer, disclose nor use, directly or indirectly, for Employee’s own benefit or for the benefit of any other person or entity (except Company) any Confidential Information and Trade Secrets; (ii) remove, transfer or download any Confidential Information and Trade Secrets other than in compliance with the Company’s policies, procedures or rules for remote access to, or the printing and use, its Confidential Information and Trade Secrets. Employee will abide by all rules, guidelines, policies and procedures relating to

Confidential Information and Trade Secrets implemented and/or amended from time to time by the Company.

(e)                                  Future Information. The Company and Employee agree that Confidential Information and Trade Secrets includes current, updated and future data, information, reports, evaluations and analyses of the Company, its financial performance and results, or its employees, including their compensation, performance or evaluation, as well as correspondence, proposals, contracts and other communications with, or financial, sales or other information about, the Company’s Customers, and includes (i) those which are provided to Employee after the date hereof, (ii) those which Employee creates, in whole or in part, (iii) those to which, or for which, Employee provides input or information; and (iv) those which Employee uses for the purpose of performing Employee’s duties for the Company or making decisions relating to the Company’s Business, the Company’s employees or its Customers or their employees

3.                                      Employee Confidentiality Obligations. Employee agrees to keep all Confidential Information and Trade Secrets confidential and will not disclose any such Confidential Information and Trade Secrets, directly or indirectly, to any third party without the prior express written consent of the Company. Employee also agrees not to use such Confidential Information and Trade Secrets in any way, for the benefit of Employee or any other person or entity, other than the Company, either during the term of this Agreement or at any time thereafter, except as required in the course of employment with the Company.

4.                                      Return of Documents, Equipment, Etc. Immediately upon the termination of Employee’s employment with the Company or whenever requested by the Company, Employee shall immediately deliver to the Company’s senior human resources officer all property of the Company in Employee’s possession or under Employee’s control, including but not limited to all items listed above and all other records, files, lists, supplies, and personal property of the Company, including, without limitation, any Confidential Information and Trade Secrets stored in electronic fashion on any cell phone, IPad or other electronic communication or data storage device.

5.                                      Confidential Data of Customers of Company. In the course of performing duties under this Agreement, Employee will have access to and be handling substantial information concerning Customers of the Company. All such information constitutes Confidential Information and Trade Secrets and shall not be disclosed, directly or indirectly, to any person or entity prior to termination of this Agreement or thereafter without the prior written consent of the Company.

6.                                      Inventions, Patents, and Copyright Works. Employee recognizes, acknowledges, and agrees that the Company is the owner of certain inventions (whether patentable or not), discoveries, improvements, designs, ideas (whether or not shown or described in writing or reduced to practice) scientific and technical information, data and know-how of any nature including, and in addition to, any Confidential Information and Trade Secrets, and certain trademarks, trade names, domain names, and copyrightable works including, but limited to, literary works (including all written material), books, brochures, catalogs, manuals, training materials, directories, compilations of information, compilations of inspection or testing procedures, computer programs, software (object and source code), protocols, system architectures, advertisements, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, audio-visual works, and the like, regardless of the form or manner in which documented or recorded (collectively, “Intellectual Property”). Further, Employee agrees as follows:

(a)                                 Keep Records. Employee agrees to keep and maintain adequate and current written records of all Intellectual Property made by Employee (solely or jointly with others) during the term of employment with the Company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(b)                                 Notification of the Company. Employee agrees to promptly disclose to the Company all Intellectual Property and other proprietary information which Employee may author, create, make, conceive, or develop, either solely or jointly with others, whether inside or outside normal working hours or on or off Company premises, during the term of employment with the Company.

(c)                                  Transfer of Rights. Employee agrees that all Intellectual Property that Employee develops (in whole or in part, either alone or jointly with others) shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, mask-work rights, and registrations and other rights in connection therewith. Employee acknowledges that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of and during the period of employment with the Company shall be considered “works made for hire” under applicable copyright law, to the extent possible. Employee agrees to and does hereby assign, grant, and convey to the Company, its successors and assigns, Employee’s entire right, title, and interest in and to all Intellectual Property and other proprietary rights and information which Employee may author, create, make, receive, or develop, either solely or jointly with others, whether inside or outside normal working hours or on or off Company premises, during the term of employment with the Company. To perfect the Company’s ownership of such Intellectual Property, Employee hereby assigns to the Company any rights that Employee may have or acquire in such Intellectual Property, including the right to modify such Intellectual Property, and otherwise waives and/or releases all rights of restraint and moral rights in the Intellectual Property.

(d)                                 Assistance in Preparation of Applications. As to all such Intellectual Property, Employee further agrees to assist the Company in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights, trade secrets, or other intellectual property or propriety rights, mask-work rights or other rights in such Intellectual Property in any and all countries, and Employee will execute all documents for use in applying for and obtaining such rights and enforcing them as the Company may desire, together with any assignments of them to the Company or persons designated by the Company. If the Company is unable for any reason whatsoever to secure Employee’s signature to any lawful and necessary document required to apply for or execute any application with respect to such Intellectual Property (including renewals, extensions, continuations, divisions or continuations in whole or in part thereof), Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Employee’s agents and attorneys-in-fact to act for and in Employee’s behalf and to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trade secrets or other intellectual property or propriety rights, mask work rights or other rights thereon, with the same legal force and effect as if executed by Employee.

7.                                      Non-Solicitation of Customers. Employee hereby acknowledges and recognizes that, throughout Employee’s employment with the Company, the Company agrees to give Employee access to its Confidential Information and Trade Secrets concerning Company’s Business and its employees, Customers and employees, agents and representatives of Customers. Company agrees to provide this information to Employee in order to allow Employee to perform Employee’s duties under this Agreement, and to develop relationships with customers, customer representatives, suppliers and supplier representatives of the Company.

(a)                                 The Company agrees to provide, and to continue to provide, Employee with both specialized knowledge and education in the Company’s Business, in order to allow Employee to perform Employee’s duties in an efficient, proper and effective manner. Such knowledge and education may consist of verbal instructions and information, the furnishing of written materials, consultation and counseling, sales, staff and employee meetings, training sessions and seminars, in addition to formal or informal information and orientation methodologies and procedures. Employee will have access to certain of the Company’s transactional histories, and the details of prior purchases, sales, trades or exchanges, in order that Employee can learn the Company’s Business and/or improve Employee’s skills, experience and knowledge.

(b)                                 In consideration of the Company’s agreements as contained herein, Employee agrees that during the term of Employee’s employment with the Company and for a period of one (1) year after the Employee’s employment with the Company terminates (the “Restricted Period”), regardless of whether the termination occurs with or without cause and regardless of who terminates this Agreement, Employee will not directly or indirectly, as an employee, officer, director, shareholder, proprietor, agent, partner, recruiter, consultant, independent contractor, lender, investor or in any other individual or representative capacity engage in any of the Restricted Activities within the Restricted Area.

(c)                                  “Restricted Activities” means and includes the following:

(i)                                     Recruiting, hiring, and/or attempting to recruit or hire, directly or by assisting others, any other employee, temporary or permanent, contract, part time or full time of the Company. For purposes of this covenant “any other employee” shall refer to employees who provide services to the Company and who are still actively employed by the Company at the time of the attempted recruiting or hiring, or were so employed at any time within six (6) months prior to the time of such attempted recruiting or hiring; and

(ii)                                  Directly or indirectly, on behalf of Employee or in any capacity on behalf of any other person or entity: (i) calling upon, communicating with or soliciting, for the purpose of selling or marketing any products or services which comprise any part of the Company’s Business; (ii) causing, soliciting or requesting that any Customer terminate or reduce their deposit, banking or other relationship with the Company; or (iii) entering into any contract or agreement or providing any products or services which comprise any part of the Company’s Business to or for, or accepting any such business from, any of the following Customers, including any of their employees, agents or representatives (all of which are hereinafter collectively referred to as the “Restricted Customers”):

(1)                                 Any Customer which, during Employee’s employment by the Company (i) was assigned to Employee; (ii) Employee provided loan, banking, deposit or other services to; or (iii) Employee communicated with in any way on behalf of the Company.

(2)                                 Any Customer which employees of the Company who were being supervised, managed or directed by Employee, called upon, or solicited, or from whom deposits were received or loans or other extensions of credit were made or to whom banking services of any kind were made or offered.

(3)                                 Any Customer which Employee learned about, or acquired information or documents about, or was exposed to Confidential Information and Trade Secrets concerning as a result of Employee’s employment by the Company, including attendance at meetings, accessing databases or communicating with other employees of the Company.

(4)                                 Notwithstanding the foregoing, “Restricted Customers” shall only include those Customers which (i) had a deposit, loan or other relationship with the Company within the one (1) year period prior to the termination of Employee’s employment and were still a Customer at the time of the Employee’s termination of employment or (ii) applied for or provided information to the Company in connection with a request for a deposit, loan, extension of credit or other business relationship within the three (3) month period prior to the termination of Employee’s employment.

(d)                                 “Restricted Area” shall mean the market areas in which the Company has conducted, or hereafter conducts, any part of the Company’s Business and shall mean and include specifically:

(1)                                 For the Company’s branch banks located in Jefferson County, the Restricted Area shall mean Jefferson County together with Chambers, Hardin, Jasper, Liberty, Newton, Orange, and Tyler Counties;

(2)                                 For the Company’s branch banks located in Harris County, the Restricted Area shall mean Harris County together with Brazoria, Fort Bend, Galveston, Montgomery and Waller Counties;

(3)                                 Any other county in Texas, or parish in Louisiana, in which the Company hereafter opens or operates a branch bank or other banking facility, and each county which adjoins such county; and

(4)                                 Each plant, office, facility or other location owned, leased or used by any of the Restricted Customers.

(e)                                  This Agreement prohibits Employee from performing any of the Restricted Activities within the Restricted Area and from initiating communications of any kind from outside the Restricted Area into any part of the Restricted Area.

(f)                                   The Company and Employee acknowledge that the provisions contained in this Section 7 shall not prevent Employee or Employee’s Affiliates from owning solely as an investment, directly or indirectly, securities of any publicly traded corporation engaged in the Company’s Business if Employee and Employee’s Affiliates do not, directly or indirectly, beneficially own in the aggregate more than 5% of all classes of outstanding equity securities of such entity.

(g)                                  Employee and the Company agree that the limitations as to time and scope of activity to be restrained are reasonable and do not impose a greater restraint on Employee than is necessary to protect the property rights and other business interests of Company.

8.                                      Extraordinary Remedies and Attorneys’ Fees.

(a)                                 The Company and Employee agree that any breach by Employee of any of the provisions or covenants contained in the Agreement would cause irreparable harm and damage to the Company, in an amount that would be difficult to quantify, measure, or ascertain. Therefore, in the event of a breach of this Agreement by Employee, the Company shall be entitled to relief through restraining order, injunction, and all other available remedies, including claims for monetary damages incurred because of such breach. These remedies may be pursued concurrently and in any order, and the pursuit of any of these remedies shall not be deemed to limit the other remedies available to the Company in law or in equity. If any action at law or in equity, including an action for declaratory or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys’ fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

(b)                                 Employee agrees and stipulates that in any action or claim brought by Employee or in any action or claim brought against Employee involving the provisions of this Agreement, Employee hereby expressly waives any claim or defense that the non-solicitation and non-disclosure covenants contained in this Agreement are unenforceable, void or voidable, for any reason, including, but not limited to, fraud, misrepresentation, illegality, unenforceable restraint of trade, failure of consideration, illusory contract, mistake, or any other substantive legal defense.

(c)                                  In the event Employee engages in conduct in violation of the covenants in this Agreement the applicable restricted period shall be extended for a period of time equal to the time in which Employee engaged in activity prohibited by this Agreement.

(d)                                 If any part of this Agreement is adjudged by a court of competent jurisdiction or other tribunal asked to enforce it to exceed any lawfully permissible or reasonable limitations as to time, scope, geographic area or other aspects, then, in addition to all rights and remedies provided by applicable law, the parties agree that: (i) this Agreement shall be reformed and modified to extend only to the maximum time, scope, geographic area or other limitations permitted by applicable law; (ii) that such reformation may be made in and at any stage of, any legal proceeding, including, without limitation, at, or prior to the entry or enforcement of a temporary restraining order, temporary injunction or other ancillary proceeding; (iii) that the court or other tribunal shall have the full power and authority to so reform this Agreement at any such proceeding, and (iv) if so reformed, such reformation shall automatically relate back to, and be effective as of, the original date of execution of this Agreement, and such Agreement, as reformed, may be enforced by such court, arbitrator or other tribunal by entry of a temporary restraining order, temporary injunction or other equitable or ancillary order.

9.                                      Survival of Provisions and Covenants. Each and every provision or covenant contained in this contract shall survive the termination of this Agreement as expressly provided herein, and shall constitute an independent agreement between Employee and the Company. Further, the existence of any claim by Employee against the Company shall not constitute a defense to the enforcement of its rights by the Company.

10.                               Severability. It is the intent and agreement of the parties to this Agreement that, in case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Notwithstanding the foregoing, any provision of this Agreement that is held to be invalid, illegal or unenforceable shall be reformed to the minimum extent possible under the terms of this Agreement to comply with applicable laws then in effect.

11.                               Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs, and assigns. Notwithstanding the foregoing, the rights, duties and benefits to Employee hereunder are personal to Employee, and no such right or benefit may be assigned by it. The Company shall have the right to assign or transfer this Agreement to its successors or assigns. The terms “successors” and “assigns” shall include any person, corporation, partnership or other entity that buys all or substantially all of Company’s assets or all of its stock, or with which Company merges or consolidates. Any purported assignment of this Agreement, other than as provided above, shall be void.

12.                               Previously Received Information. Employee hereby represents to the Company that Employee is under no obligation or agreement that would prevent Employee from becoming an employee of the Company or carrying out the duties of Employee’s proposed position of employment with the Company.

13.                               Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the procedural and substantive laws of the State of Texas. All amounts payable under this Agreement and all obligations performable under this Agreement shall be payable and performable at the offices of the Company in Beaumont, Jefferson County, Texas. The Company and Employee irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state or federal courts located in Jefferson County, Texas as the sole venue and location for any actions, suits, or proceedings arising out of or relating to any aspect of this Agreement and all issues arising out of or relating to the employment relationship between the Company and Employee.

14.                               Employee Acknowledgement. Employee recognizes and acknowledges that Employee has freely entered into this Agreement for the full consideration expressed herein, the sufficiency and receipt of which Employee hereby acknowledges, and that Employee has had the opportunity to consult with counsel of Employee’s choice with full knowledge and careful consideration of the consequences and meaning of execution of this Agreement.

15.                               Prior Agreements. To the extent that Employee has previously signed or otherwise entered into any agreements (the “Prior Agreements”) with the Company or any of its predecessors, that contain non-disclosure, non-solicitation or other post-employment obligations, the Prior Agreements are modified and amended so as to be consistent with the terms of this Agreement. Employee hereby acknowledges receipt of all consideration described in this Agreement and all the Prior Agreements and ratifies and affirms such agreements, which are renewed, extended and modified as provided in this Agreement.

16.                               Amendments. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by Employee and the Chief Executive Officer of the Company. Any subsequent change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement.

17.                               Agreement Ancillary to Other Agreements. This Agreement is ancillary to and part of other agreements between the Company and Employee, including the Company’s agreements to: (i) disclose, and to continue to disclose its Confidential Information and Trade Secrets to Employee; (ii) provide initial and continued training, education and development to Employee; (iii) provide Employee with Confidential Information and Trade Secrets about, and the opportunity to develop relationships with, the Company’s employees, Customers and its Customer’s employees and agents and (iv) to grant to Employee stock options and the right to acquire an ownership interest in and to the Company.

18.                               “At Will” and Termination. This Agreement does not alter in any way the at-will nature of employment between Employee and the Company, which may be terminated by the Company or by Employee with or without cause at any time without notice.

19.                               Enforceability. This Agreement shall be enforceable by the Company, and any of its successors, assigns, affiliates, subsidiaries, parent or related corporations or entities, including any person or entity to which the Company sells, transfers or assigns all or any part of its assets, or any entity to, in or with which the Company may hereafter enter into a merger transaction of any kind (all of which are hereinafter referred to as Successors). Anything herein to the contrary notwithstanding, Employee’s employment by any Successor shall be deemed to be a continuation of Employee’s employment hereunder, Employee’s employment shall be deemed not to have terminated, and none of Employee’s post-employment obligations shall begin until Employee’s employment with such Successor terminates. Without limiting the generality of the foregoing, it is understood and agreed that this Agreement shall inure to the benefit of any Successor, and the term “Company” as used herein shall mean and include any Successor. Employee shall have no right to transfer or assign Employee’s rights or obligations hereunder.

20.                               WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EMPLOYEE EACH HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF EITHER THE COMPANY OR EMPLOYEE IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

[SIGNATURES ON NEXT PAGE]

BY SIGNING BELOW, EMPLOYEE REPRESENTS THAT EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND AGREES TO ITS TERMS, INCLUDING THOSE LIMITING EMPLOYEE’S RIGHTS TO SOLICIT CUSTOMERS OR EMPLOYEES OF THE COMPANY.

AGREED AND ACCEPTED:	AGREED AND ACCEPTED:

CBFH, INC.	“EMPLOYEE”

By:
Signature

Its:
Print Name

Date:	Date:

EXHIBIT E

CBFH, INC

2014 STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

SPOUSAL CONSENT

I, the undersigned, hereby certify that:

1.                                      I am the spouse of                                        .

2.                                      Each of the undersigned and the undersigned’s spouse is a resident of                                        .

3.                                      I have read the CBFH, Inc. 2014 Stock Option Plan (the “Plan”), the Notice, the Stock Option Award Agreement (the “Option Agreement”), and the Shareholders’ Agreement by and between CBFH, Inc. (the “Company”), and my spouse. I have had the opportunity to consult independent legal counsel regarding the contents of the Plan, the Notice, the Option Agreement and the Shareholders’ Agreement.

4.                                      I understand the terms and conditions of the Plan, the Notice, the Option Agreement and the Shareholders’ Agreement.

5.                                      I hereby consent to the terms of the Plan, the Notice, the Option Agreement and the Shareholders’ Agreement and to their application to and binding effect upon any community property or other interest I may have in the Option (it being understood that this Spousal Consent shall in no way be construed to create any such interest). I agree that I will take no action at any time to hinder the operation of the transactions contemplated in and by the Plan, the Notice, the Option Agreement and the Shareholders’ Agreement.

IN WITNESS WHEREOF, this Spousal Consent has been executed as of                           , 2014.

Name:
Signature

Print Name